UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 12, 2007

Starwood Hotels & Resorts Worldwide, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-7959	52-1193298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1111 Westchester Avenue, White Plains, New York		10604
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(914) 640-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On February 12, 2007, the Compensation and Option Committee (the "Committee") of the Board of Directors of Starwood Hotels & Resorts Worldwide, Inc. (the "Company") approved 2006 bonus payments to the Company's named executive officers and certain other employees under the 1999 Annual Incentive Plan for Certain Executives (the "Executive Plan") or the Annual Incentive Plan (the "AIP"). Under the Executive Plan, the Committee makes bonus payments upon its certification that the applicable performance goal as previously established by the Committee in accordance with the terms of the Executive Plan has been met.

On February 12, 2007, the Committee also established the performance goals and maximum bonus amounts for 2007 bonus compensation to the named executive officers of the Company under the Executive Plan. The 2007 performance criterion for the Executive Plan is based on the Company achieving certain levels of EBITDA. The 2007 performance criterion under the AIP is based on the Company achieving certain levels of operating income.

The Committee also approved equity awards in the form of restricted stock awards and stock options to be made on February 28, 2007 to certain officers of the Company (including the named executive officers) under the Company’s 2004 Long Term Incentive Plan. Under the terms of the restricted stock or restricted stock unit agreements for executive officers other than the CEO, the shares of Company stock awarded thereunder would generally vest 50% on the third anniversary of the date of grant and 50% on the fourth anniversary of the date of grant, subject to accelerated vesting on the 18 month anniversary of the grant date for employees who are retirement eligible (as defined in the 2004 Long term Incentive Plan). In accordance with his employment agreement, restricted stock units granted to the CEO would generally vest on the third anniversary of the date of grant, subject to acceleration if certain performance goals are achieved. In addition, under such agreements, the grantees generally have the right to vote and receive dividends (or dividend equivalents, as applicable) on the shares of restricted stock and restricted stock units. Under the terms of the option agreements, the option vests ratably over a four year period beginning on February 28, 2008, subject to accelerated vesting on the 18 month anniversary of the grant date for employees who are retirement eligible (as defined in the 2004 Long term Incentive Plan).

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starwood Hotels & Resorts Worldwide, Inc.

February 16, 2007	By:	Jared T. Finkelstein

Name: Jared T. Finkelstein
Title: Assistant Secretary